Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated March 27, 2001 on our audit of the financial statements of Rhombic Corporation for the years ended December 31, 2000 and 1999. We also consent to the references to our firm under the caption "Experts".

                                 /s/ Marshall & Weber, CPA's, P.L.C.

Scottsdale, Arizona
October 1, 2001